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                        ADVANCED POWER TECHNOLOGY, INC.

                             A DELAWARE CORPORATION

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                                     BYLAWS

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                                    ARTICLE I

                                  STOCKHOLDERS

         Amended and Restated as May 31, 2000

         Section 1.1        Annual Meeting.

         An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

         Section 1.2        Special Meetings.

         Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, the Vice Chairman, or the President, at such time and place either within or without the State of Delaware as may be stated in the notice.

         Section 1.3        Notice of Meetings.

         Written notice of duly called meetings of the stockholders, stating the place, date, and hour thereof shall be given by the Chairman of the Board, the Vice Chairman of the Board, the President, the Secretary or Assistant Secretary to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, if any other action which could be taken at a special meeting is to be taken at such annual meeting, state the nature of such action. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called.

         Section 1.4        Quorum.

         Except as otherwise provided by law or in the Amended and Restated Certificate of Incorporation or these Bylaws, at any meeting of stockholders the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of the stockholders present or the chairman of


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the meeting may adjourn the meeting from time to time in the manner provided in
SECTION 1.5 of these Bylaws until a quorum shall be present.

         Section 1.5        Adjournment.

         Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.6        Organization.

         The Chairman of the Board, or in his or her absence the Vice Chairman of the Board, or in their absence one of the following officers, the Chief Executive Officer, the President, or a Vice President (in order of seniority), shall call to order meetings of stockholders, and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders, may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, and all Vice Presidents. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

         Section 1.7        Voting.

         Except as otherwise provided by law or in the Amended and Restated Certificate of Incorporation or these Bylaws, at any meeting duly called and held at which a quorum is present corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next succeeding annual meeting of stockholders and until the election of their respective successors.

         Section 1.8        Action Without Meeting.

         Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.


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         Section 1.9        Proxy Representation.

         Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him, her or it by proxy. No proxy shall be valid after three years from its date, unless it provides otherwise.

         Section 1.10       Stockholders.

                           (a) At an annual meeting of the stockholders, only
such business shall be conducted as shall have been brought before the meeting
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this
SECTION 1.10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this SECTION 1.10.

                           (b) For business to be properly brought before an
annual meeting by a stockholder pursuant to clause (a)(iii) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 calendar days in advance of the first anniversary date of the mailing of the Corporation's proxy statement released to stockholders in connection prior to the anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event no annual meeting was held in the previous year or the date of the meeting is changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be received no later than the close of business on the earlier of the 10th day following the date on which notice of the date of the meeting was mailed or a public announcement of the meeting was made.

                           (c) A stockholder's notice to the Secretary shall set
forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such business.

                           (d) Notwithstanding anything in this SECTION 1.10 to
the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this SECTION 1.10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting whether or not business was properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if (s)he should so determine, (s)he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


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                           (e) Notwithstanding the foregoing provisions of this
SECTION 1.10, a stockholder also shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with respect to the matters set forth in this SECTION 1.10.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.1        Number and Term of Office.

         The business, property, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The number of directors constituting the entire Board shall be not less than one (1) nor more than seven (7) as fixed from time to time by vote of a majority of the entire Board; PROVIDED, HOWEVER, that no decrease in the number of directors may shorten the term of any incumbent director.

         Section 2.2        Chairman and Vice Chairman of the Board.

         The directors may elect a Chairman and a Vice Chairman of the Board of Directors. The Chairman and Vice Chairman shall be subject to the control of and may be removed by the Board of Directors.

         Section 2.3        Meetings.

         Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer (if a director), the President (if a director) or by a majority of the directors then in office.

         Section 2.4        Notice of Special Meetings.

         The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least seven days before the meeting, or by telecopy, telegram, cable, radiogram, or by certified mail with return receipt requested, by a nationally recognized courier, or by personal service at least two days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

         Section 2.5        Quorum and Organization of Meetings.

         Except as provided in SECTION 4.3 of these Bylaws, a majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as


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adjourned without further notice or waiver. Except as otherwise provided by law or in the Amended and Restated Certificate of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, or in his or her absence, by the Vice Chairman, the Chief Executive Officer, the President, or such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.6        Committees.

         The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation; provided, that persons who are not directors of the Corporation may also be members of such committees to the extent provided in the resolution of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee of the Board of Directors may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

         Section 2.7        Action Without Meeting.

         Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent in writing to the adoption, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

         Section 2.8        Fees and Compensation of Directors.

         Unless otherwise restricted by law, the Amended and Restated Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors.


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         Section 2.9        Telephone Meetings.

         Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or a committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                   ARTICLE III

                                    OFFICERS

         Section 3.1        Executive Officers.

         The executive officers of the Corporation shall be the Chairman of the Board, the Vice Chairman of the Board the Chief Executive Officer, the President, one or more Vice Presidents, the Treasurer, and the Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

         Section 3.2        Chairman of the Board.

         The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

         Section 3.3        Vice Chairman of the Board.

         The Vice Chairman of the Board shall, at the request, or in the absence or disability, of the Chairman of the Board, perform the duties and exercise the powers of such office.

         Section 3.4        Chief Executive Officer.

         The Chief Executive Officer of the Corporation shall have general supervision of the business, affairs and property of the Corporation, and over its several officers. In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors. The Chief Executive Officer hall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Corporation necessary or proper for the transaction of the business of the Corporation. If the Chief Executive Officer is not also the Chairman of the Board, then the Chief Executive Officer shall report to the Chairman of the Board or the Vice Chairman, as the case may be.


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         Section 3.5        President.

         The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors, or any duly authorized committee of directors, shall have general supervision of the operations of the Corporation. In general, but subject to any contractual restriction, the President shall have all authority incident to the office of President and chief operating officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors or by the Chairman of the Board of Directors. The President shall, at the request or in the absence or disability of the Chairman or Vice Chairman of the Board, or the Chief Executive Officer, or if no Chairman or Vice Chairman of the Board or Chief Executive Officer has been appointed by the Board of Directors, perform the duties and exercise the powers of such officer or officers.

         Section 3.6        Vice Presidents.

         Each vice president shall have such powers and duties as the Board, the Chief Executive Officer or the President assigns to him or her.

         Section 3.7        Treasurer.

         The Treasurer of the Corporation shall be in charge of the corporation's books and accounts. Subject to the control of the Board, (s)he shall have such other powers and duties as the Board, the Chief Executive Officer or the President assigns to him or her.

         Section 3.8        Secretary.

         The Secretary shall be the secretary of and keep the minutes of all meetings of the Board and the stockholders, and shall have such other powers and duties as the Board or the President assigns to him or her. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the chairman of the meeting.

                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS, AND VACANCIES

         Section 4.1        Resignations.

         Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

         Section 4.2        Removals.

         The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove


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with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

         Section 4.3        Vacancies.

         Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, shall be filled at any time exclusively by a majority of the directors then in office (even though less than a quorum remains) and, subject to the provisions of this
ARTICLE IV, the person so chosen shall hold office until his or her successor shall have been elected; or, if the person so chosen is a director elected to fill a vacancy, (s)he shall (subject to the provisions of this ARTICLE IV) hold office for the unexpired term of his or her predecessor.

                                    ARTICLE V

                                  CAPITAL STOCK

         Section 5.1        Stock Certificates.

         The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. Each certificate shall be signed by the Chairman or Vice Chairman of the Board of Directors, if any, or by the Chief Executive Officer or the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any and all signatures on any such certificates may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate issued, it may be issued by the Corporation with the same effect as if (s)he were such officer, transfer agent, or registrar at the date of issue.

         Section 5.2        Transfer of Shares.

         Upon compliance with provisions restricting the transfer or registration of transfer of shares of capital stock, if any, shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his or her duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed and the payment of taxes due thereon.

         Section 5.3        List of Stockholders Entitled to Vote.

         The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice


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of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         Section 5.4        Fixing Record Date.

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent in to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

                  If the board of directors does not so fix a record date:

                           (i) The record date for determining stockholders
entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                           (ii) The record date for determining stockholders
entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the first date on which a signed written consent is delivered to the corporation.

                           (iii) The record date for determining stockholders
for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


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         Section 5.5        Lost Certificates.

         The Board of Directors or any transfer agent of the Corporation may direct one or more new certificate(s) representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

         Section 5.6        Regulations.

         The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                   ARTICLE VI

                                    INDEMNITY

         Section 6.1        Third Party Actions

                 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.


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         Section 6.2        Actions By Or In The Right Of The Corporation

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this ARTICLE VI, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

         Section 6.3        Successful Defense

         To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in SECTIONS 6.1 AND 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 6.4        Determination Of Conduct

         Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in SECTIONS 6.1 AND 6.2. Such determination shall be made (1) by the board of directors or the executive committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. Notwithstanding the foregoing, a director, officer, employee or agent of the corporation shall be entitled to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in SECTIONS 6.1 AND 6.2 by petitioning a court of competent jurisdiction.


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         Section 6.5        Payment Of Expenses In Advance

         Expenses incurred in defending a civil or criminal action, suit or proceeding, by an individual who may be entitled to indemnification pursuant to
SECTION 6.1 OR 6.2, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this ARTICLE VI.

         Section 6.6        Indemnity Not Exclusive

         The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 6.7        Insurance Indemnification

         The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this
ARTICLE VI.

         Section 6.8        The Corporation

         For purposes of this ARTICLE VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this ARTICLE VI (including, without limitation the provisions of SECTION 6.4) with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         Section 6.9        Employee Benefit Plans

         For purposes of this ARTICLE VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which


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imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this ARTICLE VI.

         Section 6.10       Continuation Of Indemnification And Advancement Of
Expenses

         The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1        Corporate Seal.

         The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 7.2        Fiscal Year.

         The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         Section 7.3        Notices and Waivers Thereof.

         Whenever any notice is required by law, the Amended and Restated Certificate of Incorporation, or these Bylaws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telecopy, telegram, cable, or radiogram, or by certified mail with return receipt requested, by a nationally recognized courier, addressed to such address as appears on the books of the Corporation. Any notice given by telecopy, telegram, cable, radiogram, by certified mail with return receipt requested, or by a nationally recognized courier shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

         Whenever any notice is required to be given by law, the Amended and Restated Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.


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         Section 7.4        Maintenance And Inspection Of Records.

         The corporation shall, either at its principal executive officer or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

         The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 7.5        Inspection By Directors.

         Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

         Section 7.6        Stock of Other Corporations or Other Interests.

         Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President, and such attorneys or agents of the Corporation as may from time to time be authorized by the Board of Directors or the Chairman of the Board shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities,


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and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or President, or such attorneys or agents, may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

         The Board of Directors shall have the power to adopt, amend, or repeal these Bylaws.


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